                                                                    EXHIBIT 24.1

                            FIGGIE INTERNATIONAL INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Figgie International Inc. hereby constitutes and appoints John P. Reilly, Steven L. Siemborski, Robert D. Vilsack, William A. Papenbrock and Douglas A. Neary, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio on October 17, 1997.



                                       FIGGIE INTERNATIONAL INC.

                                       By:/s/ Steven L. Siemborski
                                          --------------------------------------
                                               Steven L. Siemborski,
                                               Chief Financial Officer and
                                               Senior Vice President


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

                                                                    EXHIBIT 24.1
                                                                     (Continued)


                            FIGGIE INTERNATIONAL INC.

                              Certified Resolution

         I, ROBERT D. VILSACK, Secretary of Figgie International Inc., a Delaware corporation (the "Corporation"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on May 21, 1997, and that the same has not been changed and remains in full force and effect.

         RESOLVED, that John P. Reilly, Steven L. Siemborski, Robert D. Vilsack, William A. Papenbrock and Douglas A. Neary be, and each of them hereby is, appointed as the attorney of Figgie International Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Corporation to sign, attest and file a Registration Statement (the "Registration Statement") on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue and sale of its Class A Common Stock, its Class B Common Stock and interests in the Bargaining Unit Savings Plan, and any and all amendments, post-effective amendments and exhibits to the Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or any national securities exchange pertaining to the listing thereon of the Class A Common Stock, the Class B Common Stock and interests in the Bargaining Unit Plan covered by the Registration Statement or pertaining to such registration and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Class A Common Stock, Class B Common Stock and interests in the Bargaining Unit Plan with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above authority to do the foregoing on behalf and in the name of any duly authorized officer of the Corporation; and the President of the Corporation and the Chief Financial Officer of the Corporation be, and each hereby is separately authorized and directed for and on behalf of the Corporation to execute a Power of Attorney evidencing the foregoing appointment.

                                            /s/ Robert D. Vilsack
                                            -----------------------------------
                                            Robert D. Vilsack, Secretary

Dated:  September 19, 1997.
        ------------------



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